Exhibit 10.3
*Confidential Treatment Requested Under
17 C.F.R. §§ 200.80(b)(4) and 240.24b-2
FOURTH AMENDMENT TO
EXCLUSIVE DISTRIBUTION AGREEMENT
BETWEEN
AKORN, INC. AND
MASSACHUSETTS BIOLOGICAL LABORATORIES
     THIS FOURTH AMENDMENT (the “Fourth Amendment”) is entered into as of April 15, 2009, (the “Amendment Effective Date”), by and between Massachusetts Biologic Laboratories of the University of Massachusetts Medical School (“MBL” or “Seller”) and Akorn, Inc. (“Akorn” or “Buyer”) (each a “Party” and together the “Parties”).
RECITALS
     WHEREAS, MBL as a manufacturer and Akorn as a distributor entered into an Exclusive Distribution Agreement for Tetanus-Diphtheria vaccine (“Product”) on March 22, 2007 (the “Exclusive Distribution Agreement”);
     WHEREAS, by an Amendment with an effective date of July 3, 2008, an Amendment with an effective date of July 30, 2008, and an Amendment with an effect date of August 1, 2008 (the “Third Amendment”), MBL and Akorn modified their Exclusive Distribution Agreement for certain purposes (the “Modified Agreement”);
     WHEREAS, since the effective date of the Third Amendment, a dispute arose between the Parties whereby MBL claimed that Akorn was and continued to be in breach of the Modified Agreement for failure to timely make payments and take deliveries of the Product as required by the Modified Agreement (the “Dispute”);
     WHEREAS, the Parties entered into a binding letter agreement (the “Letter Agreement”) on March 27, 2009 (the “Letter Agreement Effective Date”) under which, among other points (i) Akorn acknowledged its outstanding past due payment obligations to MBL, and its failure to take delivery of required doses of Product; and (ii) the Parties agreed to the resolution of the Dispute;
     WHEREAS, the Letter Agreement contemplates that the Parties will execute further documents to formalize the agreement they reached and embodied in the Letter Agreement;
     WHEREAS, Parties have accordingly prepared a settlement agreement signed concurrently herewith (the “Settlement Agreement”) that, among other provisions, calls for the delivery of a letter of credit (the “Specified Letter of Credit”), as set out in Section 3 of the Settlement Agreement; and
     WHEREAS, as provided in the Letter Agreement, the Parties similarly have prepared amendments to the Modified Agreement as set out below.
     NOW, THEREFORE, the Parties agree to amend the Modified Agreement as follows:

*	CONFIDENTIAL TREATMENT REQUESTED — This language has been omitted and filed separately with the Securities and Exchange Commission.

*Confidential Treatment Requested Under
17 C.F.R. §§ 200.80(b)(4) and 240.24b-2
AMENDMENT
     1. Consideration. The Parties agree that the consideration for this Fourth Amendment consists of the mutual benefits arising from the modifications set out below and the rights and obligations contained in the Settlement Agreement executed concurrently herewith.
     2. Amendments Taking Immediate Effect. The following amendments to the Modified Agreement shall take effect immediately as of the Letter Agreement Effective Date set forth above:
2.1	Amendment to Title. The title of the Modified Agreement is amended as of the Letter Agreement Effective Date to reflect that the Modified Agreement is a NON-EXCLUSIVE DISTRIBUTION AGREEMENT.

2.2
Amendment to Section 1(a). Section 1(a) is amended as of the Letter Agreement Effective Date to reflect that Seller appoints Buyer as a non-exclusive distributor, rather than the exclusive distributor, of the Td Vaccine.

2.3
Amendment to Section 1(b). Section 1(b) is amended as of the Letter Agreement Effective Date to reflect that Buyer shall distribute the Td Vaccine on a non-exclusive basis, rather than exclusive, within the United States and Puerto Rico.

2.4	Amendment to Section 3. The following subsection is added as of the Letter Agreement Effective Date as section 3(c) to the Modified Agreement:

If Seller offers more favorable per dose pricing than $[***...***] dose for single dose vials to Seller’s other distributors (“Reduced Per Dose Pricing”), then (i) Seller shall notify Buyer, and (ii) during the period of such Reduced Per Dose Pricing, Seller shall offer the same Reduced Per Dose Pricing to Buyer on orders Buyer places and takes delivery of during such period.

This Reduced Per Dose Pricing provision shall not apply to any Td Vaccine sold by Seller under contracts arising from CDC Solicitation 2009-N-11074 Vaccine for Children and Seller’s pricing under such contracts shall not be affected by Seller’s relationship with Buyer.

Notwithstanding anything contained herein to the contrary, Seller and any other party is entitled to sell Td Vaccine labeled with Buyer’s National Drug Code (“NDC”), which is currently in Seller’s possession.

2.5
Amendment to Sections 2(a)(4) and 2(a)(5). Sections 2(a)(4) and 2(a)(5) are amended as of the Letter Agreement Effective Date such that (i) Buyer’s obligation to make any further minimum purchases after the Letter Agreement Effective Date, and (ii) Buyer’s obligation after the Letter Agreement Effective Date to otherwise comply with the Td Vaccine delivery schedule set forth in Sections 2(a)(4) and 2(a)(5), are hereby suspended through the Amendment Effective Date. Such suspension includes suspension of Buyer’s obligations

*	CONFIDENTIAL TREATMENT REQUESTED — This language has been omitted and filed separately with the Securities and Exchange Commission.

*Confidential Treatment Requested Under
17 C.F.R. §§ 200.80(b)(4) and 240.24b-2
concerning the delivery of [***...***] doses scheduled for March 11, 2009 and the delivery of [***...***] doses scheduled for April 2009.

2.6
Amendment to Section 2(d). Section 2(d) is amended as of the Letter Agreement Effective Date such that for all orders placed on or after the Letter Agreement Effective Date, Buyer shall pay in full and in cash upon placing the order with Seller.

2.7	Additional Provision. The following provision is added as Section 14 to the Modified Agreement as of the Letter Agreement Effective Date:
14.
Information. For the remaining duration of the Modified Agreement, Buyer will deliver to Seller, by the fifth business day of each month: (i) a monthly cash forecast for the Td Vaccine expected to be sold under this Modified Agreement for that month; and (ii) monthly actual inventory and sales information for the Td Vaccine for the prior calendar month.

Additionally, Buyer will deliver to Seller quarterly financial reports as, and when, filed with the Securities and Exchange Commission.
     3. Amendments Taking Effect On the Amendment Effective Date. The following amendments to the Modified Agreement shall take effect on the Amendment Effective Date:
3.1
Amendment to Section 2(a). The minimum purchase requirements set forth in Section 2(a) and all of its subsections shall no longer apply to purchases of the Td Vaccine by the Buyer, and, accordingly, Sections 2(a)(4) and 2(a)(5) shall be deleted in their entirety. Buyer may, subject to mutual agreement by both Parties, purchase Td Vaccine on an as needed basis in quantities as mutually agreed by the Parties.

3.2	Amendment to Section 11. Section 11 shall be deleted in its entirety and replaced with the following:
11.	Termination.
(a)	Either Party shall be entitled to terminate this Modified Agreement for any reason, without penalty, upon ninety (90) days prior written notice to the other Party.

(b)
Either Party shall be entitled to terminate this Modified Agreement for cause, upon written notice to the other party, if the other party (i) fails to perform any of its material obligations in this Agreement and the failure continues for thirty (30) days after written notice by the other party; or (ii) becomes insolvent, files a voluntary petition under any law relating to bankruptcy or insolvency, or becomes unable to pay its debts when due.

*	CONFIDENTIAL TREATMENT REQUESTED — This language has been omitted and filed separately with the Securities and Exchange Commission.

*Confidential Treatment Requested Under
17 C.F.R. §§ 200.80(b)(4) and 240.24b-2
(c)
It is agreed and understood that a termination with or without cause shall not, under any circumstances, affect Buyer’s obligations, or Seller’s rights, under the Settlement Agreement or the Specified Letter of Credit.

3.3	Additional Provision. The following provision is added as Section 15 of the Modified Agreement:
15.
Survival. The Parties’ rights and obligations under the Settlement Agreement shall survive any termination or expiration of this Agreement, and no termination of expiration of this Agreement shall modify any of the Parties’ rights and obligations under the Settlement Agreement.

     4. Confidentiality. The Parties understand and agree that the terms and conditions of this Fourth Amendment are and shall at all times remain confidential, unless this Fourth Amendment or its contents become Public Information. Neither Party shall disclose this Fourth Amendment or its contents, except that a Party may disclose this Fourth Amendment or its contents: (i) to a Party’s attorneys for purposes of enforcement; (ii) to any other person or entity, if the failure to make such disclosure would constitute a breach of, or default under, an agreement between a Party and such other person or entity; (iii) if required or reasonably necessary in connection with any Legal Proceeding; or (iv) pursuant to any applicable laws, ordinances, judgments, decrees, injunctions, writs, rules, regulations, orders, interpretations, licenses, permits and orders of any court of competent jurisdiction, arbitration or Governmental Authority in any relevant jurisdiction to the extent that such Party may reasonably consider necessary to protect its interests.
     5. Effect of Settlement Agreement. The Parties agree that, in the event of any conflict between the terms of this Fourth Amendment and the Settlement Agreement executed concurrently herewith, the terms of the Settlement Agreement shall control.
     6. Effect of Amendment. Nothing in this Fourth Amendment is intended to modify, alter, reduce or change the rights or obligations of Akorn and MBL in the Modified Agreement except as expressly stated in this Fourth Amendment. In the event there is any conflict between the terms of this Fourth Amendment and the terms of the Modified Agreement, the terms of this Fourth Amendment shall control.
     7. Continued Effectiveness. Unless specifically modified or amended by the terms of this Fourth Amendment, all the terms, conditions, liabilities and obligations of the Modified Agreement shall be and remain applicable, in effect, valid, and enforceable between the parties and applicable to this Fourth Amendment; all in accordance with the terms of the Modified Agreement.
     8. Additional Defined Terms. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Modified Agreement, if any.

*	CONFIDENTIAL TREATMENT REQUESTED — This language has been omitted and filed separately with the Securities and Exchange Commission.

*Confidential Treatment Requested Under
17 C.F.R. §§ 200.80(b)(4) and 240.24b-2
     9. Execution in Counterparts. This Fourth Amendment may be executed in one or more counterparts, each of which when so executed will be deemed to be an original, and all such counterparts together will constitute but one and the same instrument.
[Signature page follows]

*	CONFIDENTIAL TREATMENT REQUESTED — This language has been omitted and filed separately with the Securities and Exchange Commission.

*Confidential Treatment Requested Under
17 C.F.R. §§ 200.80(b)(4) and 240.24b-2
     IN WITNESS WHEREOF, the Parties have caused this Fourth Amendment to be executed by their duly authorized representatives.

AKORN INC.
By:	/s/ Jeffrey A. Whitnell
	Name:	Jeffrey A. Whitnell
	Title:	CFO

MASSACHUSETTS BIOLOGIC LABORATORIES OF THE UNIVERSITY OF MASSACHUSETTS MEDICAL SCHOOL
By:	/s/ Donna M. Ambrosino
Donna M. Ambrosino, M.D.
	Title:	Director

*	CONFIDENTIAL TREATMENT REQUESTED — This language has been omitted and filed separately with the Securities and Exchange Commission.